Exhibit 99.1


FOR IMMEDIATE RELEASE

         MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES REVENUES AND NET
                 INCOME OF SMC GROUP FOR FIRST QUARTER, FY 2008

New York - July 26, 2007 - Millennium India Acquisition Company, Inc. ("MIAC") (AMEX: MQC) today announced unaudited results for Q1 FY 2008 ended June 30, 2007 for SMC Group of Companies ("SMC Group"). For Q1 FY 2008 SMC Group announced total revenues of Rs. 481 million (approximately $11.8 million) and net income of Rs. 213 million. (approximately $5.2 million). Compared with the first quarter of FY 2007, with total revenues of Rs. 350 million (approximately $8.6 million) and net income of Rs. 152 million (approximately $3.7 million), SMC Group registered growth of 38% and 40%, for total revenues and net income, respectively. The Q1 FY 2007 quarter numbers exclude the investment banking subsidiary, Nexgen Capitals Ltd., which was acquired on October 2006, and had total revenues Rs. 13.9 million (approximately $ 341,000) and net income of Rs.
7.1 lakhs (approximately $174,000) for Q1 FY 2008.

As part of its rapid growth, SMC Group reported an increase in trading volume, recording an average of 175,000 trades per day for Q1 FY 2008 (compared to an average of 140,000 trades per day for Q1 FY 2007). SMC Group also reported a 73% increase in trading turnover: $45 billion for Q1 FY 2008 (compared with $26 billion, for Q1 FY 2007).

SMC Group also reported an increase in the number of branches, cities covered and customers served. As of June 30, 2007, SMC:

     o Increased retail distribution network to 925 branches (compared with 592 branches as of June 30, 2006)
     o Increased nationwide presence to 225 cities (compared with 150 cities as of June 30, 2006)
     o Increased customers: serves the financial needs of 300,000 investors (compared with 160,000 investors as of June 30, 2006).

As previously reported, SMC Group's prior and expected financial performance, furnished to MIAC by SMC Group, is set forth below:



------------------- ------------------------- ------------------------ --------------------------------------------
                        Audited results          Unaudited results                  Projected Results
                      for the fiscal years      for the fiscal year               for the fiscal years
                        ended March 31,           ended March 31,                  ending March 31, *
------------------- ------------------------- ------------------------ --------------------------------------------
$ millions            2005           2006               2007                2008           2009           2010
U.S.
------------------- ----------- ------------- ------------------------ -------------- -------------- --------------
Revenues             $9.27          $18.38             $34.33              $65.96         $94.99         $128.21
------------------- ----------- ------------- ------------------------ -------------- -------------- --------------
EBITDA                1.83            7.85              18.50               39.04          58.05           80.96
------------------- ----------- ------------- ------------------------ -------------- -------------- --------------
Net Income            1.20            5.44              13.40               25.78          40.94           57.77
------------------- ----------- ------------- ------------------------ -------------- -------------- --------------


     *    Assumes
     o    Increase in number of locations to 1,600 by 2010
     o    Indian economy continues to grow over 8% GDP
     o Expansion into new geographies starting with Dubai in 2007, and New York, London, Singapore and Hong Kong by 2009-10

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

Millennium India Acquisition Co. News Release                             Page 2
July 26, 2007

Based in New Delhi, the SMC Group is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivate trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and insurance brokerage. Currently, the SMC Group has approximately 1,100 employees and regional offices in Mumbai, Kolkata, Chennai, Cochin, Ahemdabad, Jaipur, Siliguri and Hyderabad. In addition, it has a rapidly expanding retail distribution network of more than 6,000 independent financial advisors in 925 offices, in 225 cities across the India. More information regarding the SMC Group can be found at www.smcindiaonline.com.

On May 15, 2007, MIAC announced that it entered into a definitive agreement to acquire a minority interest in the SMC Group, a leading financial services company in India. Under the terms of the agreement, MIAC will purchase directly from SMC Group 3,064,945 newly issued shares for Rs.1,638,996,097 (approximately $39.97 Million US$). The proceeds of this investment will be used by SMC Group to accelerate its expansion. No portion of these proceeds will be distributed to any shareholders of SMC Group. After the completion of this purchase, MIAC will own 14.9% of the SMC Group's outstanding shares. This transaction places a pre-transaction value on SMC Group at $228 million, or approximately 8.6x FY2008 projected earnings. Then on June 13, 2007, MIAC announced that, subject to applicable law, it had acquired an option, exercisable within one month of the closing of its acquisition of approximately 14.9% equity interest in the SMC Group, to subscribe to such number of Global Depository Receipts (GDRs) as would entitle it to acquire, at the same valuation, up to an additional six (6) % interest in SMC Group.

Consummation of the proposed acquisition transaction is subject, among other matters, to SMC's receipt of Indian regulatory approvals and to an affirmative vote of MIAC's public shareholders. MIAC anticipates filing its preliminary proxy materials with the Securities and Exchange Commission in August 2007, with a closing expected in the Fourth Quarter of 2007.

                                   * * * * * *

MIAC's STOCKHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. COPIES OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE WITHOUT CHARGE ONLINE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE (http://www.sec.gov) AND BY MAIL THROUGH REQUESTS TO MILLENNIUM INDIA ACQUISITION COMPANY INC., 330 EAST 38TH STREET, SUITE 46C NEW WORK, NEW YORK 10016, ATTENTION: F. JACOB CHERIAN.

-----------------------

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about MIAC, SMC Group and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of MIAC's and SMC Group's management, are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements.

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


Millennium India Acquisition Co. News Release                             Page 3
July 26, 2007


The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: a material variation in the assumptions upon which the projections are based, including, without limitation, the estimated number of office locations, the estimated number of trading clients, the estimated size and number of customer transactions, and an estimated Indian gross domestic product growth rate; as well as other relevant risks and uncertainties discussed in MIAC's annual report on Form 10-K for the year ended December 31, 2006. The information set forth herein should be read in light of such risks.

Statements included in this press release are based upon information known to MIAC as of the date hereof, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

                                   * * * * * *

For further information, please contact:
F. Jacob Cherian                                Investor Relations Counsel:
Chief Executive Officer                         The Equity Group Inc.
Millennium India Acquisition Company, Inc.      Lena Cati 212-836-9611
(516) 327-6079                                  Linda Latman 212-836-9609